Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a “significant subsidiary” as of December 31, 2017.

NAME	INCORPORATION
Admiral Management Inc.	Liberia
Adventure of the Seas Inc.	Liberia
Allure of the Seas Inc.	Liberia
Anthem of the Seas Inc.	Liberia
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
Brilliance of the Seas Shipping Inc.	Liberia
Celebrity Cruise Lines Inc.	Cayman Islands
Celebrity Cruises Holdings Inc.	Liberia
Celebrity Cruises Inc., doing business as Celebrity Cruises	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Equinox Inc.	Liberia
Celebrity Reflection Inc.	Liberia
Celebrity Silhouette Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Constellation Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Freedom of the Seas Inc.	Liberia
GG Operations Inc.	Delaware
Grandeur of the Seas Inc.	Liberia
Greensboro S.L.	Spain
Harmony of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Infinity Inc.	Liberia
Island for Science, Inc.	Indiana
Islas Galapagos Turismo y Vapores CA	Ecuador
Jewel of the Seas Inc.	Liberia
Labadee Investments Ltd.	Cayman Islands
Liberty of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Nordic Empress Shipping Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Oceanadventures S.A.	Ecuador
Ovation of the Seas Inc.	Liberia

Exhibit 21.1

NAME	INCORPORATION
Quantum of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
RCL Cruises Ltd.	England and Wales
RCL GEO LLC	Florida
RCL Holdings Cooperatief U.A.	Netherlands
RCL Horizon LLC	Liberia
RCL Investments Ltd.	England and Wales
RCL Monarch LLC	Liberia
RCL Sovereign LLC	Liberia
RCL (UK) Ltd.	England and Wales
RCL Worldwide (Hong Kong) Limited	Hong Kong
RCL Worldwide Ltd.	Liberia
RCL Zenith LLC	Liberia
Rhapsody of the Seas Inc.	Liberia
Royal Caribbean Cruise Lines AS	Norway
Royal Caribbean Cruises (Asia) Pte. Ltd.	Singapore
Royal Caribbean Cruises Services (China) Company Limited	China
Serenade of the Seas Inc.	Liberia
Societe Labadee Nord, S.A.	Haiti
Summit Inc.	Liberia
Torcatt Enterprises S.A.	Costa Rica
TourTrek SEZC Ltd.	Cayman Islands
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
White Sand Inc.	Liberia
XP Tours S.A.	Ecuador